Exhibit 99.1

Company Contact:

Tamara A. Seymour

Chief Financial Officer

Favrille, Inc.

(858) 526-8035

tseymour@favrille.com

Favrille Announces Receipt of Nasdaq Letter

San Diego – August 22, 2008 – Favrille, Inc. (Nasdaq: FVRL) today announced that it has received a Nasdaq Staff Deficiency Letter dated August 18, 2008 indicating that Favrille does not comply with the minimum $10,000,000 stockholders’ equity requirement for continued listing on the Nasdaq Global Market under Marketplace Rule 4450(a)(3). Nasdaq has requested that Favrille provide, by September 2, 2008, the Company’s specific plan to achieve and sustain compliance with all Nasdaq Global Market listing requirements, including the minimum stockholders’ equity standard. If, after review of the plan, Nasdaq has determined that the Company has not presented a definitive plan to achieve compliance with all Nasdaq Global Market listing requirements in the short term and sustain compliance in the long term, Nasdaq will provide written notification that Favrille’s common stock will be delisted, after which Favrille may appeal the staff determination to the Nasdaq Listing Qualifications Panel if it so chooses.

About Favrille, Inc.

Favrille, Inc. is a biopharmaceutical company focused on the development and commercialization of targeted immunotherapies for the treatment of cancer and other diseases of the immune system.

# # #

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, references to Favrille’s continued listing on, or delisting from, the Nasdaq Global Market and Favrille’s product candidates, proprietary technologies and research and clinical development programs. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Favrille’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to Favrille’s listing status and potential delisting of Favrille’s common stock from The Nasdaq Global Market, Favrille’s ability to continue its operations, conserve cash or recognize value on its assets and additional risks discussed in Favrille’s filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. Favrille is providing this information as of the date of this release and, except as required by law, does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.